INCORPORATION NO. 526715

                          PROVINCE OF BRITISH COLUMBIA


                               FORM 1 (Section 5)

                                   COMPANY ACT

                                   MEMORANDUM

                               APAC MINERALS INC.


I wish to be formed into a company with limited liability under the Company Act in pursuance of this memorandum.

1.   The name of the company is APAC MINERALS INC.

2. The authorized capital of the company consists of Twenty-five Million (25,000,000) Common shares without par value.

3. I agree to take the number, class and kind of shares in the company set opposite my name.

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FULL NAME, RESIDENT ADDRESS                         NUMBER, CLASS AND KIND OF
AND OCCUPATION OF SUBSCRIBER                        SHARES TAKEN BY SUBSCRIBER
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/s/ LOUIS P. SALLEY                                 One (1) Common share
    -------------------                             without par value
    Louis P. Salley
    520 Stevens
    West Vancouver, BC
    V7S 1C9

Solicitor


TOTAL SHARES TAKEN:                                 One (1) Common share
                                                    without par value
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DATED this 28th day of August, 1996.



                              SALLEY BOWES HARWARDT